Exhibit 23

Consent of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of Pfizer Inc:

We consent to the incorporation by reference in this Form 10-K of Pfizer Inc. of our reports dated February 26, 2010, with respect to the consolidated balance sheets of Pfizer Inc. and Subsidiary Companies as of December 31, 2009 and 2008, and the related consolidated statements of income, shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2009, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in the December 31, 2009 annual report on Form 10-K of Pfizer Inc. and Subsidiary Companies.

Our report refers to Pfizer Inc.’s adoption of Financial Accounting Standards Board Statement No.141R, Business Combinations (included in FASB ASC Topic 805, Business Combinations), as of January 1, 2009.

We also consent to the incorporation by reference of our reports in the following Registration Statements:

- Form S-8 dated October 27, 1983 (File No. 2-87473),

- Form S-8 dated March 22, 1990 (File No. 33-34139),

- Form S-8 dated January 24, 1991 (File No. 33-38708),

- Form S-8 dated November 18, 1991 (File No. 33-44053),

- Form S-8 dated May 27, 1993 (File No. 33-49631),

- Form S-8 dated May 19, 1994 (File No. 33-53713),

- Form S-8 dated October 5, 1994 (File No. 33-55771),

- Form S-8 dated December 20, 1994 (File No. 33-56979),

- Form S-8 dated March 29, 1996 (File No. 33-02061),

- Form S-8 dated September 25, 1997 (File No. 333-36371),

- Form S-8 dated April 24, 1998 (File No. 333-50899),

- Form S-8 dated April 22, 1999 (File No. 333-76839),

- Form S-8 dated June 19, 2000 (File No. 333-90975),

- Form S-8 dated June 19, 2000 (File No. 333-39606),

- Form S-8 dated April 27, 2001 (File No. 333-59660),

- Form S-8 dated April 27, 2001 (File No. 333-59654),

- Form S-8 dated April 16, 2003 (File No. 333-104581),

- Form S-8 dated April 16, 2003 (File No. 333-104582),

- Form S-8 dated November 18, 2003 (File No. 333-110571),

- Form S-8 dated December 18, 2003 (File No. 333-111333),

- Form S-8 dated April 26, 2004 (File No. 333-114852),

- Form S-8 dated March 1, 2007 (File No. 333-140987),

- Form S-3 dated March 1, 2007 (File No. 333-140989),

- Form S-3 dated March 30, 2007 (File No. 333-141729),

- Form S-4 dated March 27, 2009 (File No. 333-158237),

- Form S-8 dated October 16, 2009 (File No. 333-162519),

- Form S-8 dated October 16, 2009 (File No. 333-162520) and

- Form S-8 dated October 16, 2009 (File No. 333-162521).

/s/ KPMG

New York, New York

February 26, 2010